EXHIBIT A to Distribution Agreement

Fund Names

MetWest Ultra Short Bond Fund

MetWest Low Duration Bond Fund

MetWest Intermediate Bond Fund

MetWest Total Return Bond Fund

MetWest High Yield Bond Fund

MetWest Unconstrained Bond Fund

MetWest Strategic Income Fund

MetWest AlphaTrak 500 Fund

MetWest Floating Rate Income Fund

Metropolitan West Corporate Bond Fund

Metropolitan West Investment Grade Credit Fund

Metropolitan West Flexible Income Fund

Amended June 29, 2018

METROPOLITAN WEST FUNDS

By:

Title:

TCW FUNDS DISTRIBUTORS LLC,

By:

Title: